Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned officers or directors of Mallinckrodt plc (the “Company”) whose signature appears below constitutes and appoints Mark J. Casey, Stephanie D. Miller, and any other person holding the position of General Counsel or Secretary of the Company from time to time, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 with respect to the registration under the Securities Act of 1933, as amended, of ordinary shares of the Company issuable under the Mallinckrodt Pharmaceuticals Stock and Incentive Plan, as amended and restated, and any and all amendments to such Registration Statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the following persons in their said capacities have signed their names hereto on the dates indicated:

Signature	Title	Date

/s/ Mark Trudeau	President, Chief Executive Officer and	February 28, 2019
Mark Trudeau	Director (Principal Executive Officer)

/s/ George Kegler	Executive Vice President and Chief	February 28, 2019
George Kegler	Financial Officer, Interim (Principal Financial Officer)

/s/ Kathleen A. Schaefer	Senior Vice President, Finance and	February 28, 2019
Kathleen A. Schaefer	Corporate Controller (Principal Accounting Officer)

/s/ Angus C. Russell	Chairman of the Board of Directors	February 28, 2019
Angus C. Russell

/s/ David R. Carlucci	Director	February 28, 2019
David R. Carlucci

/s/ J. Martin Carroll	Director	February 28, 2019
J. Martin Carroll

/s/ Paul R. Carter	Director	February 28, 2019
Paul R. Carter

/s/ David Y. Norton	Director	February 28, 2019
David Y. Norton

Signature	Title	Date

/s/ JoAnn A. Reed	Director	February 28, 2019
JoAnn A. Reed

/s/ Anne C. Whitaker	Director	February 28, 2019
Anne C. Whitaker

/s/ Kneeland C. Youngblood	Director	February 28, 2019
Kneeland C. Youngblood

/s/ Joseph A. Zaccagnino	Director	February 28, 2019
Joseph A. Zaccagnino